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                                                                     EXHIBIT 8.1



                [LETTERHEAD OF WILLIAM FRY TAX ADVISERS LIMITED]



Our Ref       016984.0002.GH                                     April 16, 2003


AXIS CAPITAL HOLDINGS LIMITED
106 Pitts Bay Road
Pembroke HM 08
Bermuda


AXIS CAPITAL HOLDINGS LIMITED - INITIAL PUBLIC OFFERING OF COMMON SHARES


Dear Sirs,

1.       CAPACITY AND BASIS

         We have acted as Irish Tax Advisers to Axis Capital Holdings Limited and its subsidiaries (collectively, the "Company") in connection with the preparation of the Registration Statement on Form S-1 (No. 333-103620) filed by the Company on the date hereof (the "Registration Statement").

         This Opinion is given to the Company in connection with the Registration Statement.

         Our Opinion is based on the assumptions and subject to the reservations and qualifications set out below. Terms defined in the Registration Statement shall have the same meanings in this Opinion unless otherwise stated.

2.       DOCUMENTS

         For the purposes of issuing this Opinion we have reviewed and have relied solely upon the Registration Statement.


3.       OPINIONS

         Based on our review of the Registration Statement and upon the assumptions listed at paragraph 4, and subject to the reservations and qualifications set out in paragraphs 5 and 6, we are of the opinion that the statements contained on pages 106 to 109 of the Registration Statement under the caption "Ireland" (as annexed hereto as Exhibit "A" and initialled for identification purposes only), subject to the assumptions and

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         qualifications stated therein, constitute in all material respects a fair and accurate summary of the material Irish taxation considerations applicable to the Company.

4.       ASSUMPTIONS

         For the purpose of giving this opinion, we have made the following assumptions without independent verification:-

         (a) That the copy of the Registration Statement referred to herein as being reviewed by us is a true, complete and accurate copy of the original thereof as in effect on the date hereof without any amendment or modification thereto, and that the Registration Statement will, when filed with the Securities & Exchange Commission, be in substantially the form as reviewed by us for the purposes of this Opinion.

         (b) That all statements of fact, opinion, belief or intent contained in the Registration Statement and attributed to the Company, or to the directors the Company, are true, correct and complete in all material respects, and there is no material matter of fact, opinion, belief or intent involving the Company, or the directors of the Company, that has not been disclosed to us which could have an adverse impact on the Opinion expressed herein.

         (c) That there are no agreements or arrangements in existence or contemplated involving the Company which in any way amend, add to or vary the matters set forth in the Registration Statement, or otherwise impact on the Opinion expressed herein.

         (d) That the central management and control of each of AXIS Specialty Holdings Ireland Limited ("AXIS Ireland Holdings"), AXIS Re Limited ("AXIS Re") and AXIS Specialty Europe Limited ("AXIS Specialty Europe") is exercised in Ireland and will continue to be so exercised such that such companies are and will continue to be considered to be tax resident in Ireland for Irish taxation purposes.

         (e) That the central management and control of each AXIS group company other than AXIS Ireland Holdings, AXIS Re and AXIS Specialty Europe is exercised outside of Ireland and will continue to be so exercised such that such companies are and will continue to be considered resident outside of Ireland for Irish taxation purposes.


5.       RESERVATIONS AND QUALIFICATIONS

         This Opinion is given subject to the reservation and qualification that this Opinion is given solely on the basis of a review of the Registration Statement and the applicable




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         law with regard to the matters specified herein. The Opinion is given only in respect of the laws of Ireland in effect as of the date of this letter and as to the facts and circumstances as stated herein in existence at this date and this letter is not to be taken as expressing any opinion with regard to any matter governed by the laws of any jurisdiction other than Ireland. This Opinion is confined to certain matters of Irish tax law as of the date hereof. We have not made any investigation of, and do not express any opinion on, the tax laws of any jurisdiction other than Ireland.

6.       GENERAL

         This opinion may not be relied upon for any other purpose or furnished to, used by or circulated to any other person other than its addressees without our prior written consent in each instance.

         This opinion letter speaks only as of the date hereof and we disclaim any obligation to advise you or anyone else of changes of law or fact that occur after the date hereof.

         This opinion is given on the basis that it will be construed in accordance with, and governed in all respects by, the laws of Ireland which shall apply between us and all persons interested.

7.       CONSENT

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and the reference to us in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.


Yours faithfully



/s/ Greg W. Hollingsworth                 /s/ Alvin Price
--------------------------------          ---------------------------------
Director                                  Director
William Fry Tax Advisers Limited          William Fry Tax Advisers Limited




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